                      Technocom Limited and subsidiaries

                      Consolidated Financial Statements

                          December 31, 1997 and 1996

                 (With Independent Auditors' Report Thereon)

                         INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----
Independent Auditors' Report..........................................       1

Consolidated balance sheets as of December 31, 1997 and 1996..........       2

Consolidated statements of operations for the years ended
  December 31, 1997, 1996 and 1995....................................       4

Consolidated statements of shareholders' equity for the years
  ended December 31, 1997, 1996 and 1995..............................       5

Consolidated statements of cash flows for the years ended
  December 31, 1997, 1996 and 1995....................................       6

Notes to consolidated financial statements............................       7

Report of Independent Chartered Accountants

The Board of Directors and Shareholders
Technocom Limited:

We have audited the accompanying consolidated balance sheets of Technocom Limited and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three year period then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Technocom Limited and subsidiaries as at December 31, 1997 and 1996, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.


Dublin, Ireland                             KPMG
April 2, 1998                               Chartered Accountants

Technocom Limited and subsidiaries

Consolidated Balance Sheets
As at December 31

(Thousands of United States Dollars)

                                                             1997          1996
                                                              US$           US$
ASSETS

CURRENT ASSETS:
      Cash and term deposits (note 4)                       4,671        27,997
      Trade receivables, net of allowance of $220
         (1996 - $40)                                       2,942         3,961
      Other receivables                                     2,806         1,479
      Due from related parties (note 10)                    5,591         4,347
                                                           ------        ------

TOTAL CURRENT ASSETS                                       16,010        37,784

Property and equipment, net (note 5)                       50,656        33,322
Telecommunications licenses, net (note 3)                   2,005         2,286
Due from related parties (note 10)                          2,253         4,005
Other investments and assets, net (note 6)                  1,307           772
                                                           ------        ------

TOTAL ASSETS                                               72,231        78,169
                                                           ======        ======

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
      Bank indebtedness (note 4)                             --          15,829
      Accounts payable (note 10)                           11,410         8,306
      Accrued liabilities                                   1,590         3,575
      Due to related parties (note 10)                     18,693         8,754
      Deferred taxes (note 9)                                 549           276
                                                           ------        ------

TOTAL CURRENT LIABILITIES                                  32,242        36,740

Other liabilities                                             337          --
Due to related parties (note 10)                              336           336
Supplier financing (note 7)                                 3,327          --
Commitments and contingencies (note 11)

Minority interest                                            --             638

SHAREHOLDERS' EQUITY (note 8)
      Share capital                                             1             1


      Share premium                                        40,390        40,390
      Retained (deficit)/earnings                          (4,402)           64
                                                           ------        ------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                 72,231        78,169
                                                           ======        ======

See accompanying notes to the consolidated financial statements

Technocom Limited and subsidiaries

Consolidated Statements of Operations
Years ended December 31

(Thousands of United States Dollars)


                                                                             1997          1996      1995
                                                                              US$           US$       US$

REVENUES:
      Telecommunications                                                   19,024         3,302     4,372
      Finance lease income                                                  1,956         1,404      --
                                                                           ------         -----     -----

TOTAL REVENUES                                                             20,980         4,706     4,372

DIRECT COSTS                                                               13,034         2,487     1,745
                                                                           ------         -----     -----

GROSS PROFIT                                                                7,946         2,219     2,627

OPERATING EXPENSES:
      General and administrative                                            8,739         2,383       916
      Depreciation                                                          2,561           138        30
      Amortization                                                            281            10      --
      Other expenses and taxes                                               --             125       622
                                                                           ------         -----     -----

TOTAL OPERATING EXPENSES                                                   11,581         2,656     1,568

OPERATING (LOSS)/INCOME FROM CONTINUING OPERATIONS                         (3,635)         (437)    1,059

OTHER INCOME/(EXPENSES):
      Share of losses of equity investments (note 3)                         (677)         (359)      (27)
      Interest income                                                         607         1,233       511
      Interest expenses                                                    (1,126)         (589)     --
      Other expenses                                                         --            --        (300)
                                                                           ------         -----     -----

OPERATING (LOSS)/INCOME BEFORE TAXATION AND
  MINORITY INTEREST                                                        (4,831)         (152)    1,243

Income taxes (note 9)                                                        (273)         (104)     (410)
                                                                           ------         -----     -----
Income (loss) before minority interest                                     (5,104)         (256)      833
Minority interest                                                             638           (19)      (58)
                                                                           ------         -----     -----

NET (LOSS)/INCOME                                                          (4,466)         (275)      775
                                                                           ======         =====     =====

See accompanying notes to the consolidated financial statements

Technocom Limited and subsidiaries

Consolidated Statements of Shareholders' Equity
Years ended December 31

(Thousands of United States Dollars)

                                              1997       1996       1995
                                               US$        US$        US$
BALANCE BEGINNING OF YEAR                   40,455     20,730     20,159
Premium on shares issued                      --       20,000       --
Share issue cost                              --         --         (204)
Net (loss)/profit                           (4,466)      (275)       775
                                            ------     ------     ------

BALANCE END OF YEAR                         35,989     40,455     20,730
                                            ======     ======     ======


See accompanying notes to the consolidated financial statements

Technocom Limited and subsidiaries

Consolidated Statements of Cash Flows
Years ended December 31

(Thousands of United States Dollars)

                                                                             1997       1996       1995
                                                                              US$        US$        US$
CASH PROVIDED BY CONTINUING OPERATIONS
Net (loss)/income                                                          (4,466)      (275)       775
Adjustments to reconcile net (loss)/income
 to net cash provided by operating activities:
      Depreciation and amortization                                         2,842        148         30
      Share of loss of equity investments                                     677        359         27
      Minority interest                                                      (638)        19         58
      Other                                                                   337       --         --
Changes in operating assets and liabilities:
        Decrease/(increase) in trade receivables                            1,019       (270)       (25)
        (Increase)/decrease in other receivables                           (2,263)     2,455     (1,813)
        Changes in due from/to related parties                             10,446      6,809     10,881
        Increase/(decrease) in accounts payable                             3,104        (29)     1,450
        (Decrease)/increase in accrued liabilities                         (1,713)     3,440     (1,098)
                                                                           ------     ------     ------

CASH PROVIDED BY CONTINUING OPERATIONS                                      9,345     12,656     10,285


CASH (USED IN)/PROVIDED BY FINANCING ACTIVITIES
(Decrease)/increase in bank indebtedness                                  (15,829)     7,951      7,879
Share issuance costs                                                         --         --         (204)
Issue of preferred shares                                                    --       20,000       --
                                                                           ------     ------     ------

CASH (USED IN)/PROVIDED BY FINANCING ACTIVITIES                           (15,829)    27,951      7,675


CASH USED IN INVESTMENT ACTIVITIES
Property and equipment                                                    (16,567)   (20,766)    (3,146)
Telecommunication licenses                                                   --         --       (2,403)
Investment in Technopark, net of cash acquired                               --       (2,866)      --
Investment in Teleport, net of cash acquired                                 --       (2,133)      --
Other investments and assets                                                 (275)       491       --
                                                                           ------     ------     ------

CASH USED IN INVESTMENT ACTIVITIES                                        (16,842)   (25,274)    (5,549)

(Decrease)/increase in cash                                               (23,326)    15,333     12,411

Cash, beginning of year                                                    27,997     12,664        253
                                                                           ------     ------     ------
Cash, end of year                                                           4,671     27,997     12,664
                                                                           ======     ======     ======
SUPPLEMENTAL DISCLOSURE
  Non-cash financing activities:
      Supplier financing                                                    3,327       --         --
                                                                           ======     ======     ======
  Cash paid for taxes                                                        --          238       --
                                                                           ======     ======     ======
  Cash paid for interest                                                    1,126        589       --
                                                                           ======     ======     ======

See accompanying notes to the consolidated financial statements

Technocom Limited and subsidiaries

Notes to the Consolidated Financial Statements
December 31, 1997 and 1996

(Tabular amounts in Thousands of United States Dollars)

1     BUSINESS OPERATIONS AND FUTURE ACTIVITIES

      Technocom Limited and subsidiaries ("the Company") was incorporated under the laws of the Republic of Ireland in January 1992. The Company's principal activity is the provision of telecommunications services in Russia. The Company conducts its business activities directly and through a number of subsidiaries and other affiliates, most of which are incorporated in Russia. The Company established a registered foreign representative office in Russia in October 1995. The Company's parent is PLD Telekom Inc. ("PLD"), a publicly listed company. The parent company has agreed to provide continued financial support to finance the operations of the Company. The Company is dependent on this support for continued operations.

      The Company operates in an emerging economy which, by its nature, has an uncertain economic, political, and regulatory environment. The general risks of operating businesses in the former Soviet Union include the possibilities of rapid change in government policies, economic conditions, the tax regime and foreign currency regulations. In addition, the satellite-based long distance network is at an early stage of its development and operation.

      Ultimate recoverability of the Company's investments is dependent upon each of the subsidiaries achieving and maintaining profitability, which is dependent to a certain extent on a stabilization of the economies of the former Soviet Union, the ability to maintain the necessary telecommunications licenses and the ability to obtain adequate financing to meet capital commitments.

      It is the intention of the directors of the Company to continue to develop the current activities of the Company. The financial statements have been prepared on a going concern basis as the directors do not believe, at the current time, that any of the risk factors set out above will have a material adverse impact on the Company in the foreseeable future.


2     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      The Company's significant accounting policies are summarized as follows:

     (a)      BASIS OF PRESENTATION

              The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States (US GAAP).

     (b)      PRINCIPLES OF CONSOLIDATION

              The consolidated financial statements include the accounts of the Company and its majority-owned and controlled subsidiaries. All significant intercompany transactions and balances have been eliminated on consolidation. Investments in affiliates in which the Company has significant influence, but does not exercise control, are accounted for under the equity method. Investments of the Company over which significant influence is not exercised are carried under the cost method.

     (c)      CASH AND TERM DEPOSITS

              The Company's term deposits consist of term deposits with an initial term of less than three months, and accordingly, they are considered cash equivalents for purposes of the consolidated statements of cash flows.

Technocom Limited and subsidiaries

(Tabular amounts in Thousands of United States Dollars)

     (d)      REVENUE RECOGNITION

              All the Company's revenues are earned in Russia and consist of the supply of telecommunications services and leasing of telecommunications equipment.

              All revenues are recorded as earned at the time services are provided.

     (e)      PROPERTY AND EQUIPMENT

              Property and equipment are stated at cost less accumulated depreciation. Costs directly related to the installation of telecommunications equipment are included in the cost of the equipment. Depreciation is provided using the straight-line method over the estimated useful lives of the assets as follows:
                      Telecommunications equipment           10 years
                      Buildings                              28.5 years
                      Leasehold improvements                 10 years
                      Office furniture and equipment         3-5 years

     (f)      TELECOMMUNICATIONS LICENSES

              Telecommunications licenses are amortized on a straight-line basis over the terms of the licenses.


     (g)      EQUITY INVESTMENTS

              Equity investments are those investments in which the group has a participating interest in the equity capital and over which it is able to exercise significant influence.

              The Company's share of the profits and losses of equity investments is included in the consolidated profit and loss account. The Company's interest in their net assets is included as an investment in the consolidated balance sheets at its share of the net assets at acquisition plus its share of retained profits or losses subsequent to that date. The amounts included in the financial statements in respect of equity investments are taken from their latest financial statements made up to the balance sheet date.

     (h)      NET INVESTMENT IN FINANCE LEASES
              The total net investment in finance leases included in the balance sheet represents total lease payments receivable, net of finance charges relating to future accounting periods. Finance charges are allocated to accounting periods so as to give a constant rate of return on the net cash investment in the lease.

     (i)      FAIR VALUE OF FINANCIAL INSTRUMENTS

              The carrying amounts reported in the consolidated balance sheets for cash and term deposits, trade and other receivables, amounts due from/to related parties, bank indebtedness and accounts payable approximate fair value due to their short maturities.

Technocom Limited and subsidiaries

(Tabular amounts in Thousands of United States Dollars)

     (j)      REPORTING CURRENCY AND FOREIGN CURRENCY TRANSLATION

              The statutory accounts of the Company's consolidated subsidiaries are maintained in accordance with local accounting regulations and are stated in local currencies.

              Local statements are adjusted to U.S. GAAP and then translated into U.S. dollars in accordance with Statement of Financial Accounting Standards No. 52 (SFAS 52), "Foreign Currency Translation."

              Under SFAS 52, the financial statements of foreign entities in highly inflationary economies are measured in all cases using the U.S. dollar as the functional currency. U.S. dollar transactions are shown at their historical value. Monetary assets and liabilities denominated in local currencies are translated into U.S. dollars at the prevailing period-end exchange rate. All other assets and liabilities are translated at historical exchange rates. Results of operations have been translated using the monthly average exchange rates. Translation differences resulting from the use of these different rates are included in the accompanying consolidated statements of operations.

     (k)      INCOME TAXES

              Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income or expense in the period it occurs.

     (l)      USE OF ESTIMATES

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. Actual results could differ from those estimates.

     (m)      IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE
              DISPOSED OF

              The Company adopted the provisions of Statement of Financial Accounting Standards No.121 (SFAS 121), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," on January 1, 1996. SFAS 121 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

     (n)      RECLASSIFICATION

              Certain reclassifications have made been made to the financial statements for conformity purposes.

Technocom Limited and subsidiaries

(Tabular amounts in Thousands of United States Dollars)


3     TELECOMMUNICATIONS LICENSES AND SIGNIFICANT INVESTMENTS

      The Company's key interests at December 31, 1997 include approximately 49% equity interests in: (a) Teleport-TP ("Teleport") (56% voting interest), and (b) MTR-Sviaz; and (c) an approximate 56% interest in J.V. Technopark Limited ("Technopark").

     (a)      TELEPORT

              Teleport is a Russian joint stock company which holds four operating licenses. The first license expires in November 2004 and authorizes Teleport to provide long distance and international telecommunications services to private networks within Moscow and, to a limited extent, elsewhere in the Russian Federation. Teleport is required by the terms of the license to have at least 10,500 subscribers (which is 70% of the maximum number of subscribers permitted under the license) in place by October 1999. Under the terms of the license agreement, there are no penalties should Teleport not attain the required number of lines. The second license expires in October 2004 and permits the operation of 1,000 international leased circuits for the transmission of television and telecommunications services. The third license permits the provision of data services with interconnection to the public network. This expires in January 2002 and requires capacity for 70,000 subscribers by December 2000.

              The fourth license is an overlay license which permits Teleport to offer local, long distance and international voice and data services which are interconnected to the public telephone network in 40 regions across Russia. The overlay license expires in May 2001.

              The Company initially held a 42% equity interest in Teleport. In May 1996, the Company acquired an additional 3.3% indirect equity interest in Teleport for cash consideration of $2 million, substantially all of which has been allocated to Teleport's telecommunication licenses. The additional interest was acquired through a company controlled by a minority shareholder of Technocom. The acquisition of Technopark, a company incorporated in Russia, on December 20, 1996 increased Technocom's equity interest in Teleport to 49.3% and its voting interest to 56%.

              As a result of this acquisition, the Company consolidated Teleport's balance sheet at December 31, 1996. The results of operations of Teleport have been included in the consolidated statements of operations from January 1, 1997. The consolidation of Teleport's balance sheet at December 31, 1996 is summarized as follows:

                                                                                  (In thousands)
                    Cash........................................................      $    70
                    Other current assets........................................        4,386
                    Current liabilities.........................................       (1,526)
                    Equipment under capital lease, net..........................        7,415
                    Other property, plant and equipment, net....................          622
                    Other assets................................................          655
                    Capital lease obligation to Technocom.......................       (4,153)
                    Due to Technocom............................................       (3,468)
                    Due to related parties......................................       (3,405)
                    Minority interest...........................................         (411)
                    Telecommunications licenses, net of accumulated
                      amortization of $4,005....................................       25,595
                                                                                      -------
                          Carrying value of investment in Teleport
                            prior to consolidation..............................      $25,780
                                                                                      =======

                    Condensed financial information of Teleport for the years ended December 31, 1996 and 1995 is as follows:





                                                           1996                      1995
                                                      --------------            --------------
                                                                  (In thousands)
                    Telecommunications revenues..........  $11,104                   $ 7,070
                    Cost of sales........................    6,534                     2,083
                                                           -------                   -------
                          Gross profit....................   4,570                     4.987
                                                           -------                   -------
                    Operating expenses:
                      General and administrative..........   2,617                     1,606
                      Other taxes..........................    592                        --
                      Depreciation of assets under capital
                        lease..............................  1,016                       570
                      Other depreciation and amortization..    200                       762
                                                            ------                   -------
                                                             4,425                     2,938
                                                           -------                   -------
                           Operating income.............       145                     2,049
                    Interest on capital lease...........      (531)                   (1,434)
                    Other interest and financing
                      charges, net......................       251                      (343)
                                                           -------                   -------
                           Earnings/(loss) before income
                             taxes......................      (135)                      272
                    Income taxes........................        --                      (335)
                                                           -------                   -------
                           Net loss.....................   $  (135)                  $   (63)
                    Technocom's interest therein...........    (75)                      (27)
                    Amortization of excess purchase price.. (2,477)                   (1,528)
                                                           -------                   -------
                           Share of Teleport-TP loss.......$(2,552)                  $(1,555)
                                                           =======                   =======

              Teleport's revenues for the years ended December 31, 1996 and 1995, include sales to its minority shareholder of $4.6 million and $5.0 million, respectively, making Teleport to some extent economically dependent on its minority shareholder.

              Teleport's cost of sales for the year ended December 31, 1996 includes costs of $2.9 million charged by a company controlled by one of the minority shareholders of Technocom.


              TELECOMMUNICATIONS LICENSES

              Telecommunications licenses are amortized over a period of 7 to 9 years. The balances were as follows for December 31, 1997 and 1996:

                                                                                  ACCUMULATED      NET BOOK
                                                                   COST          AMORTIZATION       VALUE
              As of December 31, 1997                             2,296              (291)           2,005
              As of December 31, 1996                             2,296               (10)           2,286

Technocom Limited and subsidiaries

(Tabular amounts in Thousands of United States Dollars)


     (b)      MTR-SVIAZ

              The Company has a 49% equity interest in a Russian joint stock company, MTR-Sviaz, which is a joint venture with Mosenergo, the Moscow city power utility, to modernize and commercialize a portion of Mosenergo's internal telecommunications network. MTR-Sviaz holds two operating licenses and commenced operations in late 1996. The first license authorizes MTR-Sviaz to provide local and long distance leased line services within the city and region of Moscow. Under the second license, MTR-Sviaz is authorized to provide local telephone services through interconnection (via the Mosenergo network) with the public switched telephone network within the city and region of Moscow. During 1997 and 1996, Technocom leased telecommunications equipment and access rights with a net book value of $4,700,000 and $5,205,000, respectively, to MTR-Sviaz under finance leases. The Company recorded finance lease income of $1,956,000 and $872,000 for the years ended December 31, 1997 and 1996. As of those dates, the investment in MTR-Sviaz comprises a finance lease receivable of $4,492,000 and $5,015,000, offset by the Company's share of losses of MTR-Sviaz of $1,364,000 and $427,000, respectively.

              Future minimum lease payments receivable from MTR-Sviaz, by year and in the aggregate, are as follows:

                                                                      (in thousands)
                    1998 ................................................. $2,530
                    1999 .................................................  2,530
                    2000 .................................................  1,704
                    2001 .................................................    547
                    2002 .................................................    547
                    Thereafter ...........................................  1,958
                                                                           ------
                              Total minimum lease payments ...............  9,816
                    Amounts representing interest ........................  5,324
                                                                           ------
                              Present value of minimum lease payments .... $4,492
                                                                           ======

     (c)      TECHNOPARK

              On December 20, 1996 the Company acquired 55.51% of the outstanding shares of Technopark, a company incorporated in Russia which holds a 7.5% equity interest in Teleport and owns office space in Moscow, for cash consideration of $3 million. The sellers were the minority shareholders of Technocom. The acquisition of Technopark has been accounted for using the purchase method and therefore its operations have been included since January 1, 1997.

              The aggregate purchase price equaled fair market value as of the date of the acquisition, therefore no goodwill was recognized.

4     CASH AND TERM DEPOSITS, BANK INDEBTEDNESS

      At December 31, 1996, Technocom had an overdraft balance of $6.8 million and demand bank loans of $9.0 million bearing interest at 5.8125%. The demand bank loans were secured by term deposits in the same amount held at the same bank. The Company had no overdraft or demand bank loans at December 31, 1997.

5      PROPERTY AND EQUIPMENT


                                                              ACCUMULATED      NET BOOK
                                                    COST     DEPRECIATION        VALUE
      1997

      Telecommunications equipment                51,886        (5,005)          46,881
      Buildings                                    3,100          (109)           2,991
      Office furniture and equipment               1,149          (539)             610
      Leasehold improvements                         228           (54)             174
                                                  ------        ------           ------

      TOTAL                                       56,363        (5,707)          50,656
                                                  ======        ======           ======

Technocom Limited and subsidiaries

(Tabular amounts in Thousands of Unites States Dollars)


5.    PROPERTY AND EQUIPMENT (continued)

      1996

      Telecommunications equipment                     32,512            (2,917)          29,595
      Buildings                                         3,100                 -            3,100
      Office furniture and equipment                      630              (199)             431
      Leasehold improvements                              227               (31)             196
                                                       ------            ------           ------

      TOTAL                                            36,469            (3,147)          33,322
                                                       ======            ======           ======


6     OTHER INVESTMENTS AND ASSETS

      Other investments and assets consist of debt and equity instruments which are not accounted for as equity investments. These investments, which do not have a readily determinable market value, are stated at cost less provisions for permanent diminutions in value.


7     SUPPLIER FINANCING

      Payments to be made under supplier financing arrangements outstanding as of December 31, 1997 are as follows:

                                      1999            1,402
                                      2000            1,269
                                      2001              868
                                      2002              569
                                                     ------

                                                      4,108

             Amounts representing interest              781
                                                     ------

                                                      3,327
                                                     ======


      The terms of the agreements generally require installment payments over the next 3-5 years at interest rates of either 8.5% or LIBOR plus 250 points. Amounts are calculated based on an 8.5% discount rate.


      The Company has entered into bank guarantees under the terms of the agreements. The guaranteed amount reduces as installments are paid. The amounts outstanding under the agreements secured by bank guarantees amounted to $3,759,000 at December 31, 1997.

Technocom Limited and subsidiaries

(Tabular amounts in Thousands of Unites States Dollars)


8     SHAREHOLDERS' EQUITY

      The authorized capital stock of the Company consists of 1,000,000 ordinary shares with a par value of one Irish pound and 1,000 preferred shares with a par value of US$1. Issued shares consist of 199 ordinary shares and 1,000 preferred shares. The par value of ordinary shares is translated at the historical rate of IR(pound)1=US$1.60.

      During 1996, the Company allotted 500 preferred shares with a nominal value of US$1 and a premium of US$39,999 per share in accordance with the terms of a subscription and shareholder agreement dated 28 December 1994,

      PLD, the parent, committed to subscribe for preferred shares in the Company in the amount of $40,000,000, of which $20,000,000 was subscribed for on 28 December 1994 and the remaining $20,000,000 was subscribed for in June 1996. The preferred shares entitle the parent to the first $20,000,000 of the Company's dividend distributions. After receipt of such preference dividends, all the preferred shares will be converted into a single ordinary share in the Company.


9     INCOME TAXES

      Income tax expense of $273,000, $104,000 and $410,000 for the years ended December 31, 1997, 1996 and 1995, respectively differs from the amounts computed by applying the U.S. federal income tax rate of 35% to pretax income from continuing operations as a result of the following:

                                                                 1997    1996    1995
                                                                  US$     US$     US$
      Provision for income tax at statutory rates              (1,468)    (47)    435
      Increase/(reduction) in income taxes
        resulting from:
        Non-deductible expenses                                   489     205    --
        Non-taxable credits                                      (115)    (56)    (25)
        Valuation allowance                                       882    --      --
        Other                                                     485       2    --
                                                               ------    ----    ----
                                                                  273     104     410
                                                               ======    ====    ====


      The tax effects of temporary differences that give rise to significant portion of the deferred tax assets and liabilities as of December 31, 1996 and 1995 are as follows:

                                                                1997    1996
DEFERRED TAX ASSETS:
  Tax on expenses not yet deducted for Russian tax purposes   16,998   8,282
  Less:  valuation allowance                                      82     454
                                                              ------   -----

  NET DEFERRED TAX ASSETS                                     16,916   7,828

  DEFERRED TAX LIABILITIES:
  Tax on revenues not yet realized for Russian tax purposes   17,465   8,103
                                                              ------   -----

  NET DEFERRED TAX LIABILITIES                                   549     275
                                                              ======    ====

Technocom Limited and subsidiaries

(Tabular amounts in Thousands of Unites States Dollars)


9     INCOME TAXES (continued)

      The valuation allowance for deferred tax assets as of January 1, 1997 and 1996 was $454,000 and $Nil, respectively. The net change in the total valuation allowance for the years ended December 31, 1997 and 1996 was an increase of $454,000 and a decrease of $372,000, respectively. In assessing the realizability of deferred tax assets, management determined that it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.


10    RELATED PARTIES

      During the year, the Company paid a total of $220,833 (1996: $208,333) pursuant to two management contracts with two shareholders for provision of the services of two directors of the Company. In addition, a significant proportion of the Company's general and administrative expenses were incurred by its three shareholders on behalf of the Company.

      Included in accounts payable for 1997 is approximately $3,891,000 of amounts due to companies which are not directly related to Technocom Limited and subsidiaries, but which share common directors.

      Significant amounts owed to/from related parties consisted of the following:

                                                   1997    1996
                                                    US$     US$
AMOUNTS OWED TO:
Current:
PLD Telekom Inc.                                 17,918   5,032
PLD Management Services Limited                     482     252
Other current                                       293   3,470
                                                 ------   -----
Total current                                    18,693   8,754
                                                 ======   =====
Non-current:
Other non-current                                   336     336
                                                 ======   =====


                                                     1997    1996
                                                      US$     US$
AMOUNTS OWED FROM:
Current:
Lanstone Enterprises Limited                        2,240   2,477
MTR-Sviaz                                           2,459   1,096
Finance lease receivable                              872     616
Others                                                 20     158
                                                    -----   -----
Total current                                       5,591   4,347
                                                   ======   =====
Non-current:
Finance lease receivable                            2,253   4,005
                                                    =====   =====

      The finance lease receivable consists of a single agreement with MTR-Sviaz. The lease was entered into in August of 1996 for $5,197,000 and requires payments until July 2006.

Technocom Limited and subsidiaries

(Tabular amounts in Thousands of Unites States Dollars)


11    COMMITMENTS AND CONTINGENCIES

      Teleport currently utilizes capacity on three Intelsat satellites for the provision of its international and domestic long distance services, pursuant to a fifteen year contract signed with Intelsat in January 1993. The agreement requires quarterly payments of $616,500 for the remainder of its term.

      As of December 31, 1997, the Company has commitments of approximately $0.9 million (1996: $11.3 million) related to the acquisition of telecommunications equipment.

      During 1996, the Company provided guarantees to telecommunications suppliers in the form of letters of credit totalling $3,483,000 as of December 31, 1996. No similar guarantees were outstanding as of December 31, 1997.

      The Company and certain of its Russian subsidiaries have accrued profits and other taxes based on interpretations of the law which may ultimately be disputed by the Russian taxation authorities. The exposure to additional profits and other taxes, fines and penalties, in the opinion of the Company's directors will not have a material adverse effect on the financial position or results of operations of the Company.

      There are no material pending legal proceedings to which the Company or any of its property is subject.